UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2019

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2019, TherapeuticsMD, Inc., a Nevada corporation, entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), relating to an underwritten public offering of 26,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Underwriting Agreement, the Company granted to the Underwriters an option, exercisable for a period of 30 days, to purchase up to 3,900,000 additional shares of Common Stock, which option was exercised in full. The net proceeds to the Company from the offering, including the exercise of the option to purchase additional shares, are expected to be approximately $77.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on October 29, 2019.

The offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-226452) previously filed with the Securities and Exchange Commission (the “Commission”), including the prospectus dated July 31, 2018, as supplemented by a preliminary prospectus supplement filed with the Commission on October 23, 2019 and a final prospectus supplement filed with the Commission on October 25, 2019.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of DLA Piper LLP (US) regarding the validity of the shares of Common Stock issued in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated October 24, 2019, by and between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (set forth in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date: October 29, 2019

	By:	/s/ Daniel A. Cartwright
Daniel A. Cartwright Chief Financial Officer